Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

January 4, 2007

VCG Holding Corp Announces Agreement to Acquire Kentucky Location

DENVER—(BUSINESS WIRE)—January 4, 2007—VCG Holding Corp (AMEX: PTT),

VCG Holding Corp. (VCG) a nationwide owner/operator of adult nightclubs, announced today that it signed a letter of intent to acquire the ownership interest and management of a adult night club in Louisville, Kentucky.

VCG, on January 2, 2007, signed a letter of intent to purchase a corporate entity that owns and operates the Louisville, Kentucky night club known as PT’s Showclub and purchase the limited partnership that holds the management contract on the operations of the club. VCG entered into an agreement for the purchase of 100% of the common stock of Kentucky Restaurant Concepts, Inc. that holds the licenses and operates the nightclub. Kentucky Restaurant Concepts, Inc. is owned by VCG’s CEO and Chairman Troy H. Lowrie. VCG will purchase the interest for $300,000 in cash. Additionally, Kentucky Restaurant Concepts, Inc. is the general partner of Restaurant Concepts of Kentucky LP that owns the management contract on the operations of the club. VCG will purchase the entire limited partnership for 800,000 shares of restricted common stock. The foregoing estimate is subject to change pending the completion of the due diligence review. The agreement contains other terms and provisions which are customary for the purchase agreement of a partnership interest and terms are subject to the completion of due diligence by the board of directors, review of final documents, and the transfer of the applicable licenses. It is anticipated the purchase of the limited partnership will be completed and effective by the end of January 2007. The sale of the corporation will be completed upon the transfer of the licenses and may take 90 days to complete.

“This purchase is one more of the nightclubs that we are planning to purchase from Mr. Lowrie. We plan to continue the process of acquiring the balance of Mr. Lowrie’s clubs and complete the process by the end of first quarter of 2007” stated Mr. Donald W. Prosser, Chief Financial Officer of VCG.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns seven adult nightclubs, one upscale dance lounge and operates six other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2005, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact: Troy H. Lowrie, CEO Micheal Ocello, President Donald W Prosser, CFO VCG Holding Corporation 390 Union Blvd, Suite 540 Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com